Exhibit 10.7(c)

AMENDMENT

TO

LICENSE AGREEMENT

This Amendment to License Agreement (this “Amendment”), effective as of August 18, 2010 (the “Amendment Effective Date”) by and between Kythera Biopharmaceuticals, Inc., a Delaware corporation located at 27200 West Agoura Rd., Ste. 200, Calabasas, CA 91301 (“Kythera”) and Los Angeles Biomedical Research Institute at Harbor/UCLA Medical Center, a not-for-profit corporation organized under the laws of California with a principal place of business at 1124 West Carson Street, Torrance, CA 90502 (“LA BioMed”).

RECITALS

WHEREAS, Kythera (formerly Aestherx, Inc.) and LA BioMed are parties to the License Agreement, effective as of August 29, 2005, as amended January 5, 2010 (the “Agreement”); and

WHEREAS, Kythera and LA BioMed desire to amend the Agreement.

AGREEMENT

NOW, THEREFORE, Kythera and LA BioMed agree as follows:

1.                                       Any capitalized term that is not defined in this Amendment shall have the meaning set forth in the Agreement.

2.                                       Paragraph 1.8 of the Agreement shall be deleted and replaced in its entirety with the following:

1.8                                 “NET SALES” means:

(i)  the amount billed, invoiced, or received (whichever occurs first) by LICENSEE, or its AFFILIATES for sales, leases, or other transfers of LICENSED PRODUCTS, less:

(a)               customary trade, quantity or cash discounts and non-affiliated brokers’ or agents’ commissions actually allowed and taken;

(b)                   amounts repaid or credited by reason of rejection or return or the like;

(c)                    to the extent separately stated on purchase orders, invoices, or other documents of sale, taxes levied on and/or other governmental charges made as to production,

sale, transportation, delivery or use and paid by or on behalf of LICENSEE or SUBLICENSEES;

(d)              reasonable charges for delivery or transportation provided by third parties, if separately stated; and

(e)               reasonable allowances for uncollectible accounts, determined in accordance with generally accepted accounting practices.

NET SALES also includes the fair market value of any non-cash consideration received by LICENSEE or SUBLICENSEES specifically in lieu of a cash purchase price for the sale, lease or transfer of LICENSED PRODUCTS. Fair market value will be calculated as of the time of transfer of such non-cash consideration to LICENSEE, but shall not exceed the fair market value of the LICENSED PRODUCT so sold; and

(ii)  with respect to sales, leases, or other transfers of LICENSED PRODUCTS by SUBLICENSEES, the meaning of net sales set forth in the applicable SUBLICENSE by and between LICENSEE and such SUBLICENSEES; provided that if this subparagraph (ii) applies, NET SALES by such SUBLICENSEE shall include only standard adjustments and deductions typically made in the calculation of net sales of similar products sold by similar entities falling within the following categories: discounts (including cash and quantity discounts, commissions, allowances, charge-back payments, revenue-based bonuses, rebates, credits or allowances for damaged, rejected, recalled or returned LICENSED PRODUCTS); freight, shipping postage, distribution, transportation, packing, handling and insurance charges; bad debt write-offs; taxes, duties, tariffs or other governmental charges levied on sale of LICENSED PRODUCTS; costs of customer programs; adjustments for combination or bundled products; retroactive price reductions; or other deductions permitted under GAAP or IFRS; and further provided that such Net Sales may exclude LICENSED PRODUCTS used for research, development or charitable purposes and LICENSED PRODUCTS provided free of charge as samples.

Notwithstanding the foregoing, but subject to Paragraph 1.8(ii) above, in the event that a LICENSED PRODUCT is sold, by LICENSEE, its AFFILIATES or

SUBLICENSEES, in combination with one or more other products or components, which other products or components if sold separately would not be subject to a royalty payment hereunder, NET SALES from such sales will be calculated by multiplying the net selling price of the combination product by the fraction A/(A+B), where A is the gross selling price, during the ROYALTY PERIOD in question, of the LICENSED PRODUCT sold separately, and B is the gross selling price, during the ROYALTY PERIOD in question, of the other product(s) or component(s) sold separately. In the event that the product(s) or component(s) are not sold separately during that ROYALTY PERIOD, NET SALES for royalty determination for such combination product shall be reasonably allocated, as mutually agreed upon by LA BIOMED and LICENSEE in good faith, between such LICENSED PRODUCT and such other product or components, based upon their relative importance and proprietary protection.

3.                                       Paragraph 1.11 of the Agreement shall be deleted and replaced in its entirety with the following:

1.11 “NON-ROYALTY SUBLICENSE INCOME” means: non-refundable sublicense issue fees, sublicense maintenance fees, sublicense milestone payments, and similar non-royalty payments made by SUBLICENSEES to LICENSEE in consideration of a grant of a SUBLICENSE by LICENSEE. Notwithstanding the foregoing, it is understood and agreed that NON-ROYALTY SUBLICENSE INCOME shall exclude royalties, amounts received from any third party for the purchase of equity (except for equity premiums), research and development performed by LICENSEE (charged at LICENSEE’s fully burdened cost) or by LICENSEEs subcontractor or delegates (designated for research and/or development by its agreement with SUBLICENSEE) or by SUBLICENSEE, loans, advances creditable against royalties, debt financing, payments in exchange for products or materials, reimbursement for patent costs or other patent related expenses, or the license of intellectual property not covered by LA BIOMED’s PATENT RIGHTS. It is further understood and agreed that not withstanding anything to the contrary herein, non-royalty income from SUBLICENSEs in the field of veterinary medicine shall not be considered NON-ROYALTY SUBLICENSE INCOME and no payments shall be owed to LA BIOMED with respect thereto.

4.                                            Paragraph 4.1 of the Agreement shall be deleted and replaced in its entirety with the following:

4.1                                      LICENSEE shall have the right to grant and authorize SUBLICENSES through multiple tiers under the PATENT RIGHTS to make, have made, use, sell, offer to sell and import LICENSED PRODUCTS and SERVICES, to practice the LICENSED METHODS, and to otherwise exploit the PATENT RIGHTS, subject to the terms of this Article 4.

5.                                            Paragraph 4.3 of the Agreement shall be deleted and replaced in its entirety with the following:

4.3                                      All SUBLICENSES shall include provisions substantially identical to Paragraphs 2.3, 2.4 and Article 16 (Use of Names and Trademarks and Nondisclosure of Agreement) of this Agreement, with the SUBLICENSEE listed in place of the LICENSEE where appropriate.

6.                                            Paragraph 7.2(b) of the Agreement shall be deleted and replaced in its entirety with the following:

(b)  in the event that a third party product containing deoxycholate in combination with phosphotidylcholine (or any other combination consisting of deoxycholate and one or more other agent(s), which combination is not covered by a VALID CLAIM) for indications relating to fat reduction and/or skin tightening is granted regulatory approval in a given country, then the applicable royalty rate for NET SALES and NET SERVICES REVENUES accruing during such ROYALTY PERIOD in such country, as well as all payments due under Articles 6 and 8 during such ROYALTY PERIOD, shall be reduced by fifty percent (50%) of the otherwise applicable royalty rate or applicable payment amount.

7.                                            Paragraph 7.2(c) of the Agreement shall be deleted and replaced in its entirety with the following:

(c)  in the event that a GENERIC PRODUCT is granted regulatory approval in a given country, then no further royalties or payments shall be due LA BIOMED with respect to LICENSED PRODUCTS, whether for NET SALES, NET SERVICES REVENUES, or payments due under Articles 6 and 8 in connection with sales of such a LICENSED PRODUCT by SUBLICENSEES in such country. As used in this Paragraph 7.2(c), “GENERIC PRODUCT” shall mean any product sold by third parties (excluding AFFILIATES and SUBLICENSEES) that would be covered by a VALID CLAIM.

8.                                       Except as expressly modified by this Amendment, all terms and conditions of the Agreement shall continue in full force and effect.

9.                                       This Amendment may be executed in counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument. Signatures to this Amendment transmitted by facsimile, by email in “portable document format” (“.pdf’), or by any other electronic means intended to preserve the original graphic and pictorial appearance of this Amendment shall have the same effect as physical delivery of the paper document bearing original signature.

[Signature Page Follows]

IN WITNESS WHEREOF, LA BioMed and Kythera have executed this Amendment by their duly authorized representatives as of the Amendment Effective Date.

LOS ANGELES BIOMEDICAL		KYTHERA BIOPHARMACEUTICALS, INC.
RESEARCH INSTITUTE

By:	/s/ David I. Meyer, Ph.D.	By:	/s/ Keith Leonard

Name:	David I. Meyer, Ph.D.	Name:	Keith Leonard

Title:	President and CEO	Title:	President & CEO

[Signature page to Amendment to License Agreement]